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[PRO-FAC LOGO]                                                Exhibit 99.1

                                                              Contacts:
                                                              Kevin Murphy
                                                              585-218-4210


                PRO-FAC REPORTS FIRST FISCAL QUARTER 2006 RESULTS

Rochester, N.Y., November 8, 2005...Pro-Fac Cooperative, Inc. ("Pro-Fac" or the "Cooperative") (Nasdaq: PFACP), an agricultural cooperative, filed its Report on Form 10-Q for the fiscal quarter ended September 24, 2005 today with the Securities and Exchange Commission. The Form 10-Q, among other things, includes Pro-Fac's financial results for the first quarter of fiscal 2006.

For the fiscal quarter ended September 24, 2005, Pro-Fac reported a net loss of $2.1 million which resulted primarily from the loss recognized using the equity method for Pro-Fac's investment in Birds Eye Holdings LLC.


ABOUT PRO-FAC:


Pro-Fac Cooperative is an agricultural cooperative that markets crops grown by its member-growers, including fruits (cherries, apples, blueberries, and peaches), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus, potatoes, turnip roots, and leafy greens) and popcorn. Only growers of crops marketed through Pro-Fac (or associations of such growers) can become members of Pro-Fac. Pro-Fac's Class A Cumulative preferred stock is listed on the Nasdaq National Market system under the stock symbol, "PFACP." More information about Pro-Fac can be found on its web site at http://profaccoop.com/.